UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 28, 2008

1 LANE TECHNOLOGIES, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-148910 (Commission File Number)	98-0552470 (IRS Employer Identification No.)

c/o Aviram Malik
76/7 Zalman Shazar Street.
Hod Hasharon, Israel 45350
(Address of Principal Executive Offices, Zip Code)

972-(72) 2121324
(Registrant's Telephone Number, Including Area Code)

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Events

Section 8.01 - Other Events

On July 28, 2008, 1 Lane Technologies Corp., a Delaware corporation (the “Registrant”) implemented a 5 for 1 forward stock split on its issued and outstanding shares of common stock (the “Split”) to the holders of record as of July 25, 2008 (the “Record Date”). As a result of the Split, each holder of record on the Record Date automatically received four additional shares of the Registrant’s common stock. On the Record Date, each pre-Split restricted share of the Registrant was equaled to 5 post-Split restricted shares and each pre-Split unrestricted share of the Registrant was equaled to 5 post-Split unrestricted shares, without any further action on the part of the shareholders. The number of shares of common stock issued and outstanding prior to the Split was 13,000,000 shares common of which 3,000,000 shares were unrestricted. After the Split, the number of shares of common stock issued and outstanding are 65,000,000 shares, of which 15,000,000 shares are unrestricted.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired.      Not applicable
(b) Pro forma financial information.   Not applicable
(c) Exhibits

Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I LANE TECHNOLOGIES CORP.

By:	/s/ Aviram Malik
Name:	Aviram Malik
Title:	President, Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer

Date: July 30, 2008